Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE TALKSPACE, INC.	) )	C.A. No. 2023-____-___

VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Talkspace, Inc. (“Talkspace” or the “Company”) brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):
NATURE OF THE ACTION

1.          The Company petitions this Court seeking similar relief that other public entities have recently sought from this Court. Namely, the Company seeks to validate its Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 22, 2021 (the “Charter”), and to validate stock (and other securities convertible into or exercisable for stock) that the Company issued in reliance on the Charter. A copy of the Charter is attached hereto as Exhibit A.

2.          The Company was initially a special purpose acquisition company (a “SPAC”) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.  It adopted the Charter in connection with a business combination, which resulted in the Company becoming the holding company of the Talkspace business (formerly known as Groop Internet Platform, Inc.) (the “Business Combination”).  Talkspace provides individuals and licensed therapists, psychologists and psychiatrists with an online platform for one-on-one therapy delivered via messaging, audio and video.  The Charter amended the predecessor certificate of incorporation (the “Old Charter”), by (i) altering the Company’s capital structure to authorize the issuance of two classes of capital stock, common stock (the “Common Stock”) and preferred stock, (ii) increasing the total number of shares of Common Stock authorized for issuance, and (iii) increasing the total number of Preferred Stock authorized for issuance. A copy of the Old Charter is attached hereto as Exhibit B.  Under Section 242 of the DGCL, 8 Del. C. § 242, and the provisions of the Old Charter, the holders of a majority of the outstanding shares of Common Stock were required to approve an amendment of the Old Charter to increase the authorized shares of Common Stock. Viewing its Class A Common Stock and Class B Common Stock as two series of the same class of stock (i.e., the Common Stock), the Company believed no class votes were required to adopt the Charter.  The Company therefore only sought approval from the combined affirmative vote of a majority of the voting power of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class.

3.           On June 22, 2021, the Charter, which changed the Company’s name to “Talkspace, Inc.” and implemented the amendments further described herein, was filed with the Delaware Secretary of State. On the same day, the Business Combination closed. Since that time, the Company’s Common Stock has traded on the NASDAQ under the ticker symbol “TALK”.

4.           At the time of the filing of the Charter, the Company believed that such amendments were legally and validly adopted under the terms of the Old Charter and Section 242(b) of the DGCL. Section 242(b)(2) provides in relevant part:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class…The number of authorized shares of any such class or classes of stock may be increased or decreased…by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the…certificate of incorporation.

Section 242(b) thus provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation  contains a so-called “Section 242(b)(2) opt-out” provision. Despite not having a “Section 242(b)(2) opt-out” provision, the Company believed that the amendments to the Old Charter as further described herein were effective because under the unambiguous language of the Old Charter, the Class A Common Stock and Class B Common Stock were not separate classes of Common Stock, but each was a series of the class of Common Stock.

5.          The Company’s belief that a separate vote of the Class A and Class B Common Stock was not required has been called into question by the opinion in Garfield v. Boxed, Inc.1 In the analysis of Boxed was applied to the Old Charter, it is possible that the Court would conclude that the Charter had to be approved by separate class votes of each of the Class A Common Stock and Class B Common Stock.  The Company therefore needs to resolve any  uncertainty regarding the validity of the Charter.  The Company also seeks to clarify the validity of these publicly traded securities.

1                 2022 WL 17959766 (Del. Ch. Dec. 27, 2022).

6.          The Company respectfully submits that relief under Section 205 is warranted.  The Charter was adopted more than a year and a half ago.  The stockholders of a then-unrelated entity (which owned the Talkspace business acquired by the Company), relied on the Charter’s provisions when they decided to approve the Business Combination.  They knew the Company would need additional Common Stock to finance its operations as a growing company and to settle derivative securities.  Recourse under Section 204 of the DGCL is not practicable because it could not be accomplished quickly enough to prevent potential irreparable harm to the Company and its stockholders.  Among other things, the Company recently announced its earnings for 2022 on February 21, 2023, and it is in the best interests of the Company and its stockholders that the Company file the Company’s Annual Report on Form 10-K (the “Form 10-K”) in close proximity to the Company’s earnings announcement.  Moreover, if the Company is unable to file the Form 10-K on or before March 16, 2023, or within the grace period provided by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) due to the cloud of uncertainty regarding the number of authorized shares under the Charter, the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which would impair certain stockholders from trading in the Company’s securities and would allow the SEC to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934 Act.  In addition, such a failure could prevent the Company from engaging in the future in equity or debt financings or entering into credit facilities to raise capital in response to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances, which would be an existential threat to the Company.  Accordingly, relief under Section 205 is the most timely and efficient, and perhaps only, recourse available to remove the Company and its investors from this cloud of uncertainty.

BACKGROUND

7.           SPAC Formation.  The Company was incorporated on February 6, 2020 as a SPAC.  The Company amended and restated its initial charter on June 8, 2020. The June 8, 2020 amended and restated charter is the “Old Charter” that was in effect at the time the Company sought stockholder approval of the current Charter at issue in this Petition.  See Ex. B.

8.          Business Combination.  The Company entered into the Business Combination with a third-party entity that owned the Talkspace business operations (“Private Talkspace”).  The transaction structure was common for a so-called “de-SPAC.” A wholly owned subsidiary of the Company was merged with and into Private Talkspace, with Private Talkspace surviving the merger.  Immediately thereafter,  and as part of the same overall transaction, Private Talkspace merged with and into a second wholly owned subsidiary of the Company, with such subsidiary surviving the second and final merger.

9.          Amendment and Restatement of Charter.  At the same special meeting of Company stockholders called to approve the Business Combination, the Company’s stockholders were asked to approve a proposal to amend and restate the Old Charter (the “Charter Proposal”), to make the following key changes, among others:

a.
increase the number of shares of stock that the Company was authorized to issue (the “Authorized Share Proposal”), which would (i) increase to 1 billion (from 380 million) the authorized shares of Class A Common Stock; and (ii) increase to 100 million (from 1 million) the authorized shares of Preferred Stock;

b.	eliminate the Class A Common Stock and Class B Common Stock classifications and provide for a single class of common stock;

c.	change the name of the SPAC from “Hudson Executive Investment Corp.” to “Talkspace, Inc.”

d.	remove certain provisions related to the SPAC’s status as a blank check company that would no longer be applicable upon the consummation of the Business Combination;

e.
provide that any action required to be taken or permitted to be taken at any annual or special meeting of Talkspace must be effected by a duly called annual or special meeting of such stockholders and may not be taken by written consent of the stockholders;

f.
exclude certain transactions from being “corporate opportunities” and to further provide that certain identified persons are not subject to the doctrine of corporate opportunity and do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Talkspace or any of its subsidiaries;

g.
require the vote of 66.7% of the voting power of the stock entitled to vote in the election of directors, voting together as a single class, to amend the provisions the Charter relating to (i) amendments of the Charter and bylaws of Talkspace, (ii) the board of directors of Talkspace, and (iii) competition and corporate opportunities; and

h.	provide that Talkspace will not be subject to Section 203 of the DGCL, an anti-takeover law, (the “Section 203 Opt-Out Proposal”).

10.        Voting Standard Disclosed to Stockholders.  The proxy materials, attached hereto as Exhibit C, transmitted to Company stockholders to solicit their approval of the Business Combination and the Charter Proposal stated that the Charter Proposal required approval by “the affirmative vote of the holders of a majority of the outstanding shares of Talkspace, Inc. common stock as of the record date.” Ex. C at ix.

11.        Stockholder Adoption and Votes Obtained.  The Company stockholders voted on these matters at a special meeting held on June 17, 2021 (the “Special Meeting”).  There were 51,750,000 shares of Common Stock outstanding permitted to vote at the Special Meeting. Exhibit D (Form 8-K announcing voting results). Of the outstanding Common Stock, there were 41,400,000 shares of Class A Common Stock and 10,350,000 shares of Class B Common Stock. Id. The Charter Proposal was approved by a majority of the shares of Class A Common Stock and Class B Common Stock voting together as single class.  The proxy materials did not condition the approval of the Charter Proposal on obtaining that approval as a separate vote of the Class A Common Stock or Class B Common Stock.

12.         At the Special Meeting, 38,321,036 shares of Common Stock were present and a total of 36,187,723 shares of Common Stock voted in favor of the Charter Proposal. It is clear that each series voted in favor of the Charter Proposal.  First, the holders of all of the 10,350,000 shares of Class B Common Stock outstanding at such time had entered into a support agreement by which they agreed to vote their shares of Class B Common Stock held in favor of each proposal put forth at the Special Meeting (the “Support Agreement”).  Second, after subtracting all 10,350,000 shares of Class B Common Stock that were obligated to vote in favor of the Charter Proposal pursuant to the Support Agreement from the 36,187,732 shares of Common Stock that voted in favor of the Charter Proposal, it can be readily determined that 25,837,723 shares of the 41,400,000 shares of Class A Common Stock (that is, a majority of the shares of Class A Common Stock outstanding on the record date) voted in favor of the Charter Proposal.

13.         As disclosed in a Form 8-K dated June 23, 2021, attached hereto as Exhibit E, the Company proceeded to file the Charter with the Delaware Secretary of State and to consummate the Business Combination on June 22, 2021. In the Business Combination, each of the then issued and outstanding shares of Private Talkspace’s capital stock was automatically cancelled or assumed, as applicable, and reclassified into the right to receive, at the election of the holders thereof, a number of shares of Common Stock or combination of shares of Common Stock and cash. Immediately following the Business Combination, after taking into account the shares of Common Stock issued pursuant to the Business Combination, Talkspace’s outstanding capital stock consisted of 152,255,736 shares of Common Stock. As of November 4, 2022, 159,149,884 shares of Common Stock were issued and outstanding. The number of shares of Common Stock issued and outstanding or reserved for issuance immediately following the Business Combination was and at all times through the date hereof has remained less than 400,000,000 authorized shares of Common Stock originally provided for under the Old Charter.

14.         Applying the Boxed decision, the Old Charter could be read to have designated the Class A Common Stock and Class B Common Stock as two separate classes.  If that is the case, then the provisions related to the Authorized Share Proposal and the Section 203 Opt-Out Proposal required approval by the holders of Class A Common Stock, voting as a separate class.  In addition, to the extent the other six amendments set forth in Charter Proposal might be deemed to have adversely affected the rights, powers or preferences of the Class A Common Stock or Class B Common Stock, a separate class votes of the Class A Common Stock  or Class B Common Stock would have been required to adopt those proposals as well.2 Accordingly, the Company is seeking the validation of the Charter to remedy any defect that might have resulted from the failure to disclose that a separate class vote of the Class A Common Stock  or Class B Common Stock was required, if that vote was required by Section 242(b)(2) of the DGCL or the Old Charter.

2            The Common Stock rights, powers and preferences (as authorized by Section 151 of the DGCL) did not change as a result of the adoption of the Charter. The new provisions of the Charter simply eliminated the Class A Common Stock and Class B Common Stock classifications therein and provided for a single class of common stock.  Following the Boxed decision, the Company believes that only the changes effected by the Authorized Share Proposal would have required separate approval by the holders of the Class A Common Stock at such time. However, given the limited number of cases interpreting what constitutes an adverse effect for purposes of Section 242(b)(2) of the DGCL, and because each amendment to the Old Charter set forth in the Charter Proposal appears to have been cross-conditioned on the approval of the other amendments to the Old Charter set forth in the Charter Proposal, the Company is seeking validation of the entire Charter.

15.         Calculating the number of clearly valid shares.  If the Charter did not validly increase the number of shares of Common Stock authorized for issuance, then (absent validation by this Court) the Company is limited to validly issuing only 400 million shares of Common Stock (the maximum number fixed in the Old Charter).  However, the Company’s public filings have consistently disclosed since the Business Combination that the Company has the headroom to issue the additional shares of Common Stock authorized by the Charter.

CONSIDERATIONS WARRANTING RELIEF UNDER SECTION 205

16.        Recourse Available to the Company.  The Company has considered its options to resolve the uncertainty resulting from the Charter.  To ratify the Charter pursuant to Section 204 of the DGCL, the Company would need to obtain approval from the holders of Common Stock currently outstanding.  The Company, however, respectfully submits that relief under Section 204 is not practicable under the circumstances the Company is currently facing.

17.        To obtain a stockholder vote pursuant to Section 204, the Company would need issue a proxy statement soliciting proxies in favor of the Section 204 ratification, which would likely take months.3 During that period, the Company would remain subject to the cloud over its Charter and likely would be unable to issue its financial statements and file the Form 10-K in a timely manner.  If the Company is unable to issue its financial statements and file the Form 10-K on or before March 16, 2023 or within the grace period provided by SEC rules, the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the 1934 Act, which would impair certain stockholders from trading in the Company’s securities and would allow the SEC or the NASDAQ to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934 Act.

18.        The Company and third parties have treated the Charter as valid.  The Private Talkspace stockholders relied on the validity of the Charter because it set forth the terms of the securities that they received as a result of the Business Combination.  These terms included the headroom to authorize up to 1.1 billion shares of Common Stock.  Since the Business Combination, the Company has issued additional shares of Common Stock.  The Company relied on the Charter, which authorized for issuance a sufficient number of shares of Common Stock to enable the Company to perform these transactions.

3            Even if a stockholder vote for a Section 204 ratification is obtained, a certificate of validation must be filed in Delaware.  The certificate of validation (if accepted by the Office of the Secretary of State of the State of Delaware) is effective upon filing.  However, there is no guarantee as to when the Secretary of State will issue a certified copy of the validation (to acknowledge the filing has been accepted) and obtaining the certified copy can take several months based on recent filing practices.  Third parties may not treat the Section 204 ratification as final (and may not be willing to rely on the Section 204 ratification) until the certified copy of the certificate of validation is issued.  And, until the certified copy is provided, other charter and related filings cannot be filed with the Secretary of State and the Secretary of State will not issue a good standing certificate.

19.         Harm resulting from no Validation.  Several parties will be harmed if the Charter is not validated.

a.
The stockholders of Private Talkspace who received Common Stock will not have received stock with the attributes they bargained for in the Business Combination (including the ability to issue up to 1.1 billion shares of Common Stock).

b.
As explained below, the Company must address the validity of its Charter to ensure that its Form 10-K is filed in a timely fashion.  Otherwise the Company and investors may suffer the harm described in paragraph 22 below.

c.
There could be market disruption and disruption to the Company’s financial, commercial and employee relationships which will lead to a consequent loss of value for the stockholders of Private Talkspace and loss of eligibility to remain listed on the NASDAQ.

d.
The Company would be unable to determine with certainty which of its stockholders hold putative stock and which of its stockholders holds valid stock, creating uncertainty as to past and future voting results.

20.        Harm resulting from Validation.  The Company is not aware of any harm that will result from the validation of the Charter.  Far from harming anyone, the validation of the Charter will place the Company and its security holders in the position they have always thought they were in vis-à-vis the Charter and the Company’s capitalization table.  Indeed, unlike the some of the other SPACs, the Company never received a demand letter challenging the stockholder vote necessary to approve any component of the Business Combination before it closed.4

4          A lawsuit challenging, among other things, the proxy statement’s disclosures was filed and remains pending before the Court of Chancery, although the parties have reached a settlement in principle.

21.         Need for Prompt Relief.  The Company also submits that prompt relief is required.  Under SEC rules, the Company is required to file audited financial statements as part of the Form 10-K by March 16, 2023.  Prior to issuing the Form 10-K, the Company needs to resolve any uncertainty as to capitalization.  If the Company is unable to issue its financial statements and file the Form 10-K on or before March 16, 2023 or within the grace period provided by SEC rules, the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the 1934 Act, which would impair certain stockholders from trading in the Company’s securities and would allow the SEC to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934 Act.     In addition, the Company reported its financial results to investors through an earnings announcement on February 21, 2023, and, consistent with past practice, had planned to file the Form 10-K around the same date, as it is in the best interests of the Company and its stockholders that the Company file the Company’s Form 10-K in close proximity to the Company’s scheduled earnings date.  Accordingly, the Company respectfully requests prompt relief from the Court to avoid uncertainty for stockholders and therefore the market for the Company’s securities.

22.        Finally, the  Court has recently provided direction as to whether stockholders can rely on a SPAC’s capital structure. Numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years faced the same post-Boxed cloud of uncertainty over their capital structures. By granting these petitions, the Court has offered other SPACs a solution to a widespread problem. Continuing to craft sensible, equitable, and prompt solutions would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

23.          For all of these reasons, the Company respectfully requests the relief it seeks here pursuant to Section 205.

COUNT ONE

(Validation of the Amendment and Issuances of Securities Under 8 Del. C. § 205)

24.          The Company repeats and reiterates the allegations above as if set forth fully herein.

25.        Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

26.       This Court has the authority under Section 205(a)(4) to determine the validity of any corporate act, which includes the filing and effectiveness of the Charter.

27.          The Company effected the Charter with a good faith belief that it was validly approved by the stockholders of the Company.

28.          The Company has treated the Charter as valid, and has, among other things, issued securities in reliance thereon.

29.        Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

30.          This Court has the authority under Section 205(a)(4) to determine the validity of any “stock, rights or options to acquire stock.”

31.          As stated above, the Company has treated the Charter as valid, has issued securities in reliance thereon.

32.       On information and belief, purchasers and recipients of the securities relied on the validity of such securities, and no persons would be harmed by the validation of the issuances thereof.

33.          The Company and its stockholders may be irreparably harmed absent relief from this Court.

34.          The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.
Validating and declaring effective the Charter, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on June 22, 2021, and all amendments effected thereby;

B.
Validating and declaring effective all shares of capital stock and other securities (and the issuance of such capital stock and other securities) described herein issued in reliance on the validity of the Charter retroactive to the date of the original issuance of such shares and other securities; and

C.	Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
OF COUNSEL: MILBANK LLP Alan J. Stone Jed Schwartz 55 Hudson Yards New York, NY 10001 (212) 530-5000	Kevin M. Gallagher (#5337) Nicole M. Henry (#6550) Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Petitioner Talkspace, Inc.

Dated: March 3, 2023